Exhibit 10.1

Bank of America

LOAN AGREEMENT

This Agreement dated as of June 16, 2015, is between Bank of America, NA (the "Bank") and MECHANICAL TECHNOLOGY, INCORPORATED (the "Borrower").

1.	FACILITY NO. 1: LINE OF CREDIT AMOUNT AND TERMS

1.1	Line of Credit Amount.

(a)

During the availability period described below, the Bank will provide a line of credit to the Borrower (the "Line of Credit"). The amount of the Line of Credit (the "Facility No.1 Commitment") is One Million and 00/100 Dollars ($1,000,000.00).

(b)	This is a revolving line of credit. During the availability period, the Borrower may repay principal amounts and reborrow them.

(c)

The Borrower agrees not to permit the principal balance outstanding to exceed the Facility No.1 Commitment. If the Borrower exceeds this limit, the Borrower will immediately pay the excess to the Bank upon the Bank's demand.

1.2

Availability Period.  The Line of Credit is available between the date of this Agreement and July 31, 2016, or such earlier date as the availability may terminate as provided in this Agreement (the "Facility No.1 Expiration Date").

The availability period for this Line of Credit will be considered renewed if and only if the Bank has sent to the Borrower a written notice of renewal for the Line of Credit (the "Renewal Notice").  If this Line of Credit is renewed, it will continue to be subject to all the terms and conditions set forth in this Agreement except as modified by the Renewal Notice.  If this Line of Credit is renewed, the term "Expiration Date" shall mean the date set forth in the Renewal Notice as the Expiration Date and the same process for renewal will apply to any subsequent renewal of this Line of Credit.  A renewal fee may be charged at the Bank's option.  The amount of the renewal fee will be specified in the Renewal Notice.

1.3	Repayment Terms.

(a)	The Borrower will pay interest on June 30, 2015, and then on the last day of each month thereafter until payment in full of any principal outstanding under this facility.

(b)	The Borrower will repay in full any principal, interest or other charges outstanding under this facility no later than the Facility No.1 Expiration Date.

1.4	Interest Rate.

(a)	The interest rate is a rate per year equal to the LlBOR Daily Floating Rate plus 2.50 percentage point(s).

(b)

The LIBOR Daily Floating Rate is a fluctuating rate of interest which can change on each banking day.  The rate will be adjusted on each banking day to equal the London Interbank Offered Rate (or a comparable or successor rate which is approved by the Bank) for U.S. Dollar deposits for delivery on the date in question for a one month term beginning on that date.  The Bank will use the London Interbank Offered Rate as published by Bloomberg (or other commercially available source providing quotations of such rate as selected by the Bank from time to time) as determined at approximately 11:00 a.m. London time two (2) London Banking Days prior to the date in question, as adjusted from time to time in the Bank's sole discretion for reserve requirements, deposit insurance assessment rates and other regulatory costs.  If such rate is not available at such time for any reason, then the rate will be determined by such alternate method as reasonably selected by the Bank.  A "London Banking Day" is a day on which banks in London are open for business and dealing in offshore dollars.  If at any time the LlBOR Daily Floating Rate is less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.

Ref #: 1001919277 : - Mechanical Technology, Incorporated

Standard Loan Agreement

2.	FACILITY NO. 2: LINE OF CREDIT WITH TERM REPAYMENT PERIOD.

2.1	Line of Credit Amount.

(a)

During the availability period described below, the Bank will provide a line of credit to the Borrower (the "Line of Credit").  The amount of the Line of Credit (the "Facility No. 2 Commitment") is One Million and 00/100 Dollars ($1,000,000.00).

(b)	This is a non-revolving line of credit. Any amount borrowed, even if repaid before the expiration date of the Line of Credit, permanently reduces the remaining available Line of Credit.

(c)

The Borrower agrees not to permit the principal balance outstanding to exceed the Facility No. 2 Commitment.  If the Borrower exceeds this limit, the Borrower will immediately pay the excess to the Bank upon the Bank's demand.

2.2 Availability Period.  The Line of Credit is available between the date of this Agreement and July 31, 2016, or such earlier date as the availability may terminate as provided in this Agreement (the "Facility No. 2 Expiration Date").

2.3	Repayment Terms.

(a)	The Borrower will pay interest on June 30, 2015, and then on the last day of each month thereafter until payment in full of any principal outstanding under this facility.

(b)

The Borrower will repay the principal amount outstanding on the Facility No. 2 Expiration Date in equal installments beginning on August 31, 2016, and on the same day of each month thereafter, and ending on July 31, 2021 (the "Repayment Period").  Each principal installment shall be in an amount sufficient to fully amortize the principal amount over the Repayment Period.  In any event, on the last day of the Repayment Period, the Borrower will repay the remaining principal balance plus any interest then due.

(c)	The Borrower may prepay the loan in full or in part at any time. The prepayment will be applied to the most remote payment of principal due under this Agreement.

2.4	Interest Rate.

(a)	The interest rate is a rate per year equal to the LlBOR Rate (Adjusted Periodically) plus 2.5 percentage point(s).

(b)

The interest rate will be adjusted on the first day of the month of every month (the "Adjustment Date") and remain fixed until the next Adjustment Date.  If the Adjustment Date in any particular month would otherwise fall on a day that is not a banking day then, at the Bank's option, the Adjustment Date for that particular month will be the first banking day immediately following thereafter.

(c)

The LlBOR Rate (Adjusted Periodically) is a rate of interest equal to the rate per annum equal to the London Interbank Offered Rate (or a comparable or successor rate which is approved by the Bank), as published by Bloomberg (or other commercially available source providing quotations of such rate as selected by the Bank from time to time) as determined for each Adjustment Date at approximately 11:00 a.m. London time two (2) London  Banking Days prior to the Adjustment Date, for U.S. Dollar deposits (for delivery on the first day of such interest  period) with a term of one month, as adjusted from time to time in the Bank's sole discretion for reserve requirements, deposit insurance assessment rates and other regulatory costs.  If such rate is not available at such time for any reason, then the rate for that interest period will be determined by such alternate method as reasonably selected by the Bank.  A "London Banking Day" is a day on which banks in London are open for business and dealing in offshore dollars.  If at any time the LlBOR Rate (Adjusted Periodically) is less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.

(d)

Each prepayment of an amount bearing interest at the rate provided by this paragraph, whether voluntary, by reason of acceleration or otherwise, will be accompanied by the amount of accrued interest on the amount prepaid, and a prepayment fee as described below.  A "prepayment" is a payment of an amount on a date other than an Adjustment Date.

Ref #: 1001919277 : - Mechanical Technology, Incorporated

Standard Loan Agreement

(e)

The prepayment fee is intended to compensate the Bank for the funding costs of the prepaid credit, if any.  The prepayment fee will be determined by calculating the funding costs incurred by the Bank, based on the cost of funds at the time the interest rate was fixed, and subtracting the interest income which can be earned by the Bank by reinvesting the prepaid funds at the Reinvestment Rate.  The calculation is defined more fully below.

(f)

The "Fixed Interest Rate Period" is the period during which the interest rate in effect at the time of the prepayment does not change.  If the Fixed Interest Rate Period does not extend for the entire remaining life of the credit, then the following rules will apply:

	(i)	For any portion of the prepaid principal for which the scheduled payment date is after the end of the Fixed Interest Rate Period, the prepayment fee for that portion shall be calculated based only on the period through the end of the Fixed Interest Rate Period, as described below.

	(ii)	If a prepayment is made on a date on which the interest rate resets, then there will be no prepayment fee.

(g)

The prepayment fee calculation is made separately for each Prepaid Installment.  A "Prepaid Installment" is the amount of the prepaid principal that would have been due on a particular scheduled payment date (the  "Scheduled Payment Date").  However, as explained in the preceding paragraph, all amounts of the credit which would have been paid after the end of the Fixed Interest Rate Period shall be considered a single Prepaid Installment with a Scheduled Payment Date (for the purposes of this calculation) equal to the last day of the Fixed Interest Rate Period.

(h)	The prepayment fee for a particular Prepaid Installment will be calculated as follows:

	(i)	Calculate the monthly interest payments that would have accrued on the Prepaid Installment through the applicable Scheduled Payment Date, if the prepayment had not been made. The interest payments will be calculated using the Original Cost of Funds Rate.

	(ii)	Next, calculate the monthly interest income which could be earned on the Prepaid Installment if it were reinvested by the Bank at the Reinvestment Rate through the Scheduled Payment Date.

	(iii)	Calculate the monthly differences of the amounts calculated in (i) minus the amounts calculated in (ii).

	(iv)	If the remaining term of the Fixed Interest Rate Period is greater than one year, calculate the present value of the amounts calculated in (iii), using the Reinvestment Rate. The result of the present value calculation is the prepayment fee for the Prepaid Installment.

(i)	Finally, the prepayment fees for all of the Prepaid Installments are added together. The sum, if greater than zero, is the total prepayment fee due to the Bank.

(j)	The following definitions will apply to the calculation of the prepayment fee:

	(i)	"Original Cost of Funds Rate" means the fixed interest rate per annum, determined solely by the Bank, at which the Bank would be able to borrow funds in the Bank Funding Markets for the duration of the Fixed Interest Rate Period in the amount of the prepaid principal and with a term, interest payment frequency, and principal repayment schedule matching the prepaid principal.

	(ii)	"Bank Funding Markets" means one or more wholesale funding markets available to the Bank, including the LIBOR, Eurodollar, and SWAP markets as applicable and available, or such other appropriate money market as determined by the Bank in its sole discretion.

	(iii)	"Reinvestment Rate" means the fixed rate per annum, determined solely by the Bank, as the rate at which the Bank would be able to reinvest funds in the amount of the Prepaid Installment in the Bank Funding Markets on the date of prepayment for a period of time approximating the period starting on the date of prepayment and ending on the Scheduled Payment Date.

Ref #: 1001919277 : - Mechanical Technology, Incorporated

Standard Loan Agreement

(k)

The Original Cost of Funds Rate and the Reinvestment Rate are the Bank's estimates only and the Bank is under no obligation to actually purchase or match funds for any transaction or reinvest any prepayment.  The Bank may adjust the Original Cost of Funds Rate and the Reinvestment Rate to reflect the compounding, accrual basis, or other costs of the prepaid amount.  The rates shall include adjustments for reserve requirements, federal deposit insurance and any other similar adjustment which the Bank deems appropriate.  These rates are not fixed by or related in any way to any rate the Bank quotes or pays for deposits accepted through its branch system.

2.5	Fixed Rate Conversion Option.

(a)

During the Repayment Period, the Borrower will have a one-time option (the "Fixed Rate Conversion Option") to convert the interest rate on the loan from the rate specified above to a fixed rate, provided no event of default then exists under this Agreement and provided the Borrower complies with the terms of this Paragraph.  The Borrower may exercise the Fixed Rate Conversion Option by giving written notice to the Bank (which notice may be by facsimile transmission) of the Borrower's election to exercise such option. Once received by the Bank, the Borrower's written notice to exercise the Fixed Rate Conversion Option shall be deemed irrevocable.

(b)

The fixed rate shall become effective on the next Adjustment Date following the Bank's receipt of the Borrower's written notice to exercise the Fixed Rate Conversion Option, provided such notice is received by the Bank at least five (5) banking days prior to such Adjustment Date.  Otherwise the fixed rate shall become effective on the second succeeding Adjustment Date.

(c)

Upon the Borrower's request, the Bank shall quote indicative rates to the Borrower for the fixed rate.  An indicative rate is the interest rate in effect as of a date indicated by the Bank.  The Borrower understands that such indicative rates shall not be binding on the Bank and shall not obligate the Bank to fix the interest rate at any specific rate.  If the Borrower properly and timely exercises the Fixed Rate Conversion Option, then the fixed rate applicable to the loan shall be the indicative rate as of the date and time the Fixed Rate Conversion Option is properly and timely exercised.  The Bank will notify the Borrower in writing of the fixed rate.  The fixed rate, once elected in accordance with this Paragraph, will remain in effect until the last day of the Repayment Period.

(d)

Upon exercise of the Fixed Rate Conversion Option, the Bank will determine the amount of the monthly payments that will be necessary to repay the unpaid principal of the loan at the fixed rate over a term equal to the remaining term of the Repayment Period.  The Borrower will pay the amount of the new payments beginning on the first monthly payment date following the effective date of the fixed rate and continuing on each monthly payment date thereafter until the last day of the Repayment Period, on which date all remaining unpaid principal and accrued interest shall be due and payable.

(e)	The Borrower may prepay the credit in full or in part at any time. The prepayment will be applied to the most remote payment of principal due under this Agreement.

(f)

Each prepayment, whether voluntary, by reason of acceleration or otherwise, will be accompanied by the amount of accrued interest on the amount prepaid, and, if the prepayment is made after exercise of the Fixed Rate Conversion Option, the prepayment fee described below.

(g)

The prepayment fee is intended to compensate the Bank for the funding costs of the prepaid credit, if any. The prepayment fee will be determined by calculating the funding costs incurred by the Bank, based on the cost of funds at the time the interest rate was fixed, and subtracting the interest income which can be earned by the Bank by reinvesting the prepaid funds at the Reinvestment Rate.  The calculation is defined more fully below.

(h)

The "Fixed Interest Rate Period" is the period during which the interest rate in effect at the time of the prepayment does not change.  If the Fixed Interest Rate Period does not extend for the entire remaining life of the credit, then the following rules will apply:

Ref #: 1001919277 : - Mechanical Technology, Incorporated

Standard Loan Agreement

(i)

For any portion of the prepaid principal for which the scheduled payment date is after the end of the Fixed Interest Rate Period, the prepayment fee for that portion shall be calculated based only on the period through the end of the Fixed Interest Rate Period, as described below.

	(ii)	If a prepayment is made on a date on which the interest rate resets, then there will be no prepayment fee.

(i)

The prepayment fee calculation is made separately for each Prepaid Installment.  A "Prepaid Installment" is the amount of the prepaid principal that would have been due on a particular scheduled payment date (the "Scheduled Payment Date").  However, as explained in the preceding paragraph, all amounts of the credit which would  have been paid after the end of the Fixed Interest Rate Period shall be considered a single Prepaid Installment with a Scheduled Payment Date (for the purposes of this calculation) equal to the last day of the Fixed Interest Rate Period.

(j)	The prepayment fee for a particular Prepaid Installment will be calculated as follows:

(i)

Calculate the monthly interest payments that would have accrued on the Prepaid Installment through the applicable Scheduled Payment Date, if the prepayment had not been made.  The interest payments will be calculated using the Original Cost of Funds Rate.

	(ii)	Next, calculate the monthly interest income which could be earned on the Prepaid Installment if it were reinvested by the Bank at the Reinvestment Rate through the Scheduled Payment Date.

	(iii)	Calculate the monthly differences of the amounts calculated in (i) minus the amounts calculated in (ii).

(iv)

If the remaining term of the Fixed Interest Rate Period is greater than one year, calculate the present value of the amounts calculated in (iii), using the Reinvestment Rate.  The result of the present value calculation is the prepayment fee for the Prepaid Installment.

(k)	Finally, the prepayment fees for all of the Prepaid Installments are added together. The sum, if greater than zero, is the total prepayment fee due to the Bank.

(l)	The following definitions will apply to the calculation of the prepayment fee:

(i)

"Original Cost of Funds Rate" means the fixed interest rate per annum, determined solely by the Bank, at which the Bank would be able to borrow funds in the Bank Funding Markets for the duration of the Fixed Interest Rate Period in the amount of the prepaid principal and with a term, interest payment frequency, and principal repayment schedule matching the prepaid principal.

(ii)

"Bank Funding Markets" means one or more wholesale funding markets available to the Bank, including the LIBOR, Eurodollar, and SWAP markets as applicable and available, or such other appropriate money market as determined by the Bank in its sole discretion.

(iii)

"Reinvestment Rate" means the fixed rate per annum, determined solely by the Bank, as the rate at which the Bank would be able to reinvest funds in the amount of the Prepaid Installment in the Bank Funding Markets on the date of prepayment for a period of time approximating the period starting on the date of prepayment and ending on the Scheduled Payment Date.

(m)

The Original Cost of Funds Rate and the Reinvestment Rate are the Bank's estimates only and the Bank is under no obligation to actually purchase or match funds for any transaction or reinvest any prepayment.  The Bank may adjust the Original Cost of Funds Rate and the Reinvestment Rate to reflect the compounding, accrual basis, or other costs of the prepaid amount.  The rates shall include adjustments for reserve requirements, federal deposit insurance and any other similar adjustment which the Bank deems appropriate.  These rates are not fixed by or related in any way to any rate the Bank quotes or pays for deposits accepted through its branch system.

Ref #: 1001919277 : - Mechanical Technology, Incorporated

Standard Loan Agreement

3.	FACILITY NO. 3: LINE OF CREDIT WITH TERM REPAYMENT PERIOD.

3.1	Line of Credit Amount.

(a)

During the availability period described below, the Bank will provide a line of credit to the Borrower (the "Line of Credit").  The amount of the Line of Credit (the "Facility NO. 3 Commitment") is Five Hundred Thousand and 00/100 Dollars ($500,000.00).

(b)	This is a non-revolving line of credit. Any amount borrowed, even if repaid before the expiration date of the Line of Credit, permanently reduces the remaining available Line of Credit.

(c)

The Borrower agrees not to permit the principal balance outstanding to exceed the Facility NO. 3 Commitment.  If the Borrower exceeds this limit, the Borrower will immediately pay the excess to the Bank upon the Bank's demand.

3.2 Availability Period.  The Line of Credit is available between the date of this Agreement and July 31, 2016, or such earlier date as the availability may terminate as provided in this Agreement (the "Facility NO. 3 Expiration Date").

3.3 Repayment Terms.

(a)	The Borrower will pay interest on June 30, 2015, and then on the last day of each month thereafter until payment in full of any principal outstanding under this facility.

(b)

The Borrower will repay the principal amount outstanding on the Facility NO. 3 Expiration Date in equal installments  beginning on August 31, 2016, and on the same day of each month thereafter, and ending on July 31, 2021 (the "Repayment Period").  Each principal installment shall be in an amount sufficient to fully amortize the principal amount over the Repayment Period.  In any event, on the last day of the Repayment Period, the Borrower will repay the remaining principal balance plus any interest then due.

(c)	The Borrower may prepay the loan in full or in part at any time. The prepayment will be applied to the most remote payment of principal due under this Agreement.

3.4 Interest Rate.
(a)	The interest rate is a rate per year equal to the LIBOR Rate (Adjusted Periodically) plus 2.5 percentage point(s).

(b)

The interest rate will be adjusted on the first day of the month of every month (the "Adjustment Date") and remain fixed until the next Adjustment Date.  If the Adjustment Date in any particular month would otherwise fall on a day that is not a banking day then, at the Bank's option, the Adjustment Date for that particular month will be the first banking day immediately following thereafter.

(c)

The LIBOR Rate (Adjusted Periodically) is a rate of interest equal to the rate per annum equal to the London Interbank Offered Rate (or a comparable or successor rate which is approved by the Bank), as published by Bloomberg (or other commercially available source providing quotations of such rate as selected by the Bank from time to time) as determined for each Adjustment Date at approximately 11:00 a.m. London time two (2) London Banking Days prior to the Adjustment Date, for U.S. Dollar deposits (for delivery on the first day of such interest period) with a term of one month, as adjusted from time to time in the Bank's sole discretion for reserve requirements, deposit insurance assessment rates and other regulatory costs.  If such rate is not available at such time for any reason, then the rate for that interest period will be determined by such alternate method as reasonably selected by the Bank.  A "London Banking Day" is a day on which banks in London are open for business and dealing in offshore dollars.  If at any time the LIBOR Rate (Adjusted Periodically) is less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.

(d)

Each prepayment of an amount bearing interest at the rate provided by this paragraph, whether voluntary, by reason of acceleration or otherwise, will be accompanied by the amount of accrued interest on the amount prepaid, and a prepayment fee as described below.  A "prepayment" is a payment of an amount on a date other than an Adjustment Date.

Ref #: 1001919277 : - Mechanical Technology, Incorporated

Standard Loan Agreement

(e)

The prepayment fee is intended to compensate the Bank for the funding costs of the prepaid credit, if any.  The prepayment fee will be determined by calculating the funding costs incurred by the Bank, based on the cost of funds at the time the interest rate was fixed, and subtracting the interest income which can be earned by the Bank by reinvesting the prepaid funds at the Reinvestment Rate.  The calculation is defined more fully below.

(f)

The "Fixed Interest Rate Period" is the period during which the interest rate in effect at the time of the prepayment does not change.  If the Fixed Interest Rate Period does not extend for the entire remaining life of the credit, then the following rules will apply:

(i)

For any portion of the prepaid principal for which the scheduled payment date is after the end of the Fixed Interest Rate Period, the prepayment fee for that portion shall be calculated based only on the period through the end of the Fixed Interest Rate Period, as described below.

	(ii)	If a prepayment is made on a date on which the interest rate resets, then there will be no prepayment fee.

(g)

The prepayment fee calculation is made separately for each Prepaid Installment.  A "Prepaid Installment" is the amount of the prepaid principal that would have been due on a particular scheduled payment date (the "Scheduled Payment Date").  However, as explained in the preceding paragraph, all amounts of the credit which would  have been paid after the end of the Fixed Interest Rate Period shall be considered a single Prepaid Installment with a Scheduled Payment Date (for the purposes of this calculation) equal to the last day of the Fixed Interest Rate Period.

(h)	The prepayment fee for a particular Prepaid Installment will be calculated as follows:

(i)

Calculate the monthly interest payments that would have accrued on the Prepaid Installment through the applicable Scheduled Payment Date, if the prepayment had not been made.  The interest payments will be calculated using the Original Cost of Funds Rate.

	(ii)	Next, calculate the monthly interest income which could be earned on the Prepaid Installment if it were reinvested by the Bank at the Reinvestment Rate through the Scheduled Payment Date.

	(iii)	Calculate the monthly differences of the amounts calculated in (i) minus the amounts calculated in (ii).

(iv)

If the remaining term of the Fixed Interest Rate Period is greater than one year, calculate the present value of the amounts calculated in (iii), using the Reinvestment Rate.  The result of the present value calculation is the prepayment fee for the Prepaid Installment.

(i)	Finally, the prepayment fees for all of the Prepaid Installments are added together. The sum, if greater than zero, is the total prepayment fee due to the Bank.

(j)	The following definitions will apply to the calculation of the prepayment fee:

(i)

"Original Cost of Funds Rate" means the fixed interest rate per annum, determined solely by the Bank, at which the Bank would be able to borrow funds in the Bank Funding Markets for the duration of the Fixed Interest Rate Period in the amount of the prepaid principal and with a term, interest payment frequency, and principal repayment schedule matching the prepaid principal.

(ii)

"Bank Funding Markets" means one or more wholesale funding markets available to the Bank, including the LIBOR, Eurodollar, and SWAP markets as applicable and available, or such other appropriate money market as determined by the Bank in its sole discretion.

(iii)

"Reinvestment Rate" means the fixed rate per annum, determined solely by the Bank, as the rate at which the Bank would be able to reinvest funds in the amount of the Prepaid Installment in the Bank Funding Markets on the date of prepayment for a period of time approximating the period starting on the date of prepayment and ending on the Scheduled Payment Date.

(k)

The Original Cost of Funds Rate and the Reinvestment Rate are the Bank's estimates only and the Bank is under no obligation to actually purchase or match funds for any transaction or reinvest any prepayment.  The Bank may adjust the Original Cost of Funds Rate and the Reinvestment Rate to reflect the compounding, accrual basis, or other costs of the prepaid amount.  The rates shall include adjustments for reserve requirements, federal deposit insurance and any other similar adjustment which the Bank deems appropriate.  These rates are not fixed by or related in any way to any rate the Bank quotes or pays for deposits accepted through its branch system.

Ref #: 1001919277 : - Mechanical Technology, Incorporated

Standard Loan Agreement

3.5	Fixed Rate Conversion Option.

(a)

During the Repayment Period, the Borrower will have a one-time option (the "Fixed Rate Conversion Option") to convert the interest rate on the loan from the rate specified above to a fixed rate, provided no event of default then exists under this Agreement and provided the Borrower complies with the terms of this Paragraph.  The Borrower may exercise the Fixed Rate Conversion Option by giving written notice to the Bank (which notice may be by facsimile transmission) of the Borrower's election to exercise such option.  Once received by the Bank, the Borrower's written notice to exercise the Fixed Rate Conversion Option shall be deemed irrevocable.

(b)

The fixed rate shall become effective on the next Adjustment Date following the Bank's receipt of the Borrower's written notice to exercise the Fixed Rate Conversion Option, provided such notice is received by the Bank at least five (5) banking days prior to such Adjustment Date.  Otherwise the fixed rate shall become effective on the second succeeding Adjustment Date.

(c)

Upon the Borrower's request, the Bank shall quote indicative rates to the Borrower for the fixed rate.  An indicative rate is the interest rate in effect as of a date indicated by the Bank.  The Borrower understands that such indicative rates shall not be binding on the Bank and shall not obligate the Bank to fix the interest rate at any specific rate.  If the Borrower properly and timely exercises the Fixed Rate Conversion Option, then the fixed rate applicable to the loan shall be the indicative rate as of the date and time the Fixed Rate Conversion Option is properly and timely exercised.  The Bank will notify the Borrower in writing of the fixed rate.  The fixed rate, once elected in accordance with this Paragraph, will remain in effect until the last day of the Repayment Period.

(d)

Upon exercise of the Fixed Rate Conversion Option, the Bank will determine the amount of the monthly payments that will be necessary to repay the unpaid principal of the loan at the fixed rate over a term equal to the remaining term of the Repayment Period.  The Borrower will pay the amount of the new payments beginning on the first monthly payment date following the effective date of the fixed rate and continuing on each monthly payment date thereafter until the last day of the Repayment Period, on which date all remaining unpaid principal and accrued interest shall be due and payable.

(e)	The Borrower may prepay the credit in full or in part at any time. The prepayment will be applied to the most remote payment of principal due under this Agreement.

(f)

Each prepayment, whether voluntary, by reason of acceleration or otherwise, will be accompanied by the amount of accrued interest on the amount prepaid, and, if the prepayment is made after exercise of the Fixed Rate Conversion Option, the prepayment fee described below.

(g)

The prepayment fee is intended to compensate the Bank for the funding costs of the prepaid credit, if any. The prepayment fee will be determined by calculating the funding costs incurred by the Bank, based on the cost of funds at the time the interest rate was fixed, and subtracting the interest income which can be earned by the Bank by reinvesting the prepaid funds at the Reinvestment Rate.  The calculation is defined more fully below.

(h)

The "Fixed Interest Rate Period" is the period during which the interest rate in effect at the time of the prepayment does not change.  If the Fixed Interest Rate Period does not extend for the entire remaining life of the credit, then the following rules will apply:

	(i)	For any portion of the prepaid principal for which the scheduled payment date is after the end of the Fixed Interest Rate Period, the prepayment fee for that portion shall be calculated based only on the period through the end of the Fixed Interest Rate Period, as described below.

	(ii)	If a prepayment is made on a date on which the interest rate resets, then there will be no prepayment fee.

Ref #: 1001919277 : - Mechanical Technology, Incorporated

Standard Loan Agreement

(i)

The prepayment fee calculation is made separately for each Prepaid Installment.  A "Prepaid Installment" is the amount of the prepaid principal that would have been due on a particular scheduled payment date (the "Scheduled Payment Date").  However, as explained in the preceding paragraph, all amounts of the credit which would have been  paid after the end of the Fixed Interest Rate Period shall be considered a single Prepaid Installment with a Scheduled  Payment Date (for the purposes of this calculation) equal to the last day of the Fixed Interest Rate Period.

(j)	The prepayment fee for a particular Prepaid Installment will be calculated as follows:

(i)

Calculate the monthly interest payments that would have accrued on the Prepaid Installment through the applicable Scheduled Payment Date, if the prepayment had not been made.  The interest payments will be calculated using the Original Cost of Funds Rate.

(ii) Next, calculate the monthly interest income which could be earned on the Prepaid Installment if it were reinvested by the Bank at the Reinvestment Rate through the Scheduled Payment Date.

(iii) Calculate the monthly differences of the amounts calculated in (i) minus the amounts calculated in (ii).

(iv)

If the remaining term of the Fixed Interest Rate Period is greater than one year, calculate the present  value of the amounts calculated in (iii), using the Reinvestment Rate.  The result of the present value  calculation is the prepayment fee for the Prepaid Installment.

(k)	Finally, the prepayment fees for all of the Prepaid Installments are added together. The sum, if greater than zero, is the total prepayment fee due to the Bank.

(l)	The following definitions will apply to the calculation of the prepayment fee:

(i)

"Original Cost of Funds Rate" means the fixed interest rate per annum, determined solely by the Bank, at which the Bank would be able to borrow funds in the Bank Funding Markets for the duration of the Fixed Interest Rate Period in the amount of the prepaid principal and with a term, interest payment frequency, and principal repayment schedule matching the prepaid principal.

(ii)

"Bank Funding Markets" means one or more wholesale funding markets available to the Bank, including the LIBOR, Eurodollar, and SWAP markets as applicable and available, or such other appropriate money market as determined by the Bank in its sole discretion.

(iii)

"Reinvestment Rate" means the fixed rate per annum, determined solely by the Bank, as the rate at which the Bank would be able to reinvest funds in the amount of the Prepaid Installment in the Bank Funding Markets on the date of prepayment for a period of time approximating the period starting on the date of prepayment and ending on the Scheduled Payment Date.

(m)

The Original Cost of Funds Rate and the Reinvestment Rate are the Bank's estimates only and the Bank is under no obligation to actually purchase or match funds for any transaction or reinvest any prepayment.  The Bank may adjust the Original Cost of Funds Rate and the Reinvestment Rate to reflect the compounding, accrual basis, or other costs of the prepaid amount.  The rates shall include adjustments for reserve requirements, federal deposit insurance and any other similar adjustment which the Bank deems appropriate.  These rates are not fixed by or related in any way to any rate the Bank quotes or pays for deposits accepted through its branch system.

4.	COLLATERAL

4.1  Personal Property.  The personal property listed below now owned or owned in the future by the parties listed below will secure the Borrower's obligations to the Bank under this Agreement.  The collateral is further defined in security agreement(s) executed by the owners of the collateral.

(a)	Equipment and fixtures owned by the Borrower.

(b)	Inventory owned by the Borrower.

(b)

Ref #: 1001919277 : - Mechanical Technology, Incorporated

Standard Loan Agreement

(c)	Receivables owned by the Borrower.

5.	LOAN ADMINISTRATION AND FEES

5.1	Fees.

The Borrower will pay to the Bank the fees set forth on Schedule A.

5.2	Collection of Payments.

(a)

Payments will be made by debit to a deposit account, if direct debit is provided for in this Agreement or is otherwise authorized by the Borrower.  For payments not made by direct debit, payments will be made by mail to the address shown on the Borrower's statement, or by such other method as may be permitted by the Bank.

(b)

Each disbursement by the Bank and each payment by the Borrower will be evidenced by records kept by the Bank which will, absent manifest error, be conclusively presumed to be correct and accurate and constitute an account stated between the Borrower and the Bank.

5.3       Borrower's Instructions.  Subject to the terms, conditions and procedures stated elsewhere in this Agreement, the Bank may honor instructions for advances or repayments and any other instructions under this Agreement given by the Borrower (if an individual), or by anyone of the individuals the Bank reasonably believes is authorized to sign loan agreements on behalf of the Borrower, or any other individual(s) designated by anyone of such authorized signers (each an "Authorized Individual").   The Bank may honor any such instructions made by anyone of the Authorized Individuals, whether such instructions are given in writing or by telephone, telefax or Internet and intranet websites designated by the Bank with respect to separate products or services offered by the Bank.

5.4	Direct Debit.

(a)

The Borrower agrees that on the due date of any amount due under this Agreement, the Bank will debit the amount  due from deposit account number NY-483043595490 owned by the Borrower or such other of the Borrower's accounts with the Bank as designated in writing by the Borrower (the "Designated Account").  Should there be insufficient funds in the Designated Account to pay all such sums when due, the full amount of such deficiency shall be immediately due and payable by the Borrower.

(b)

The Borrower may terminate this direct debit arrangement at any time by sending written notice to the Bank at the address specified at the end of this Agreement.  If the Borrower terminates this arrangement, then the principal amount outstanding under this Agreement will at the option of the Bank bear interest at a rate per annum which is 0.5 percentage point(s) higher than the rate of interest otherwise provided under this Agreement.

5.5

Banking Days.  Unless otherwise provided in this Agreement, a banking day is a day other than a Saturday, Sunday or other day on which commercial banks are authorized to close, or are in fact closed, in the state where the Bank's lending office is located, and, if such day relates to amounts bearing interest at an offshore rate (if any), means any such day on which dealings in dollar deposits are conducted among banks in the offshore dollar interbank market.  All payments and disbursements which would be due or which are received on a day which is not a banking day will be due or applied, as applicable, on the next banking day.

5.6

Interest Calculation.  Except as otherwise stated in this Agreement, all interest and fees, if any, will be computed on the basis of a 360-day year and the actual number of days elapsed.  This results in more interest or a higher fee than if a 365-day year is used.  Installments of principal which are not paid when due under this Agreement shall continue to bear interest until paid.

5.7

Default Rate.  Upon the occurrence of any default or after maturity or after judgment has been rendered on any obligation under this Agreement, all amounts outstanding under this Agreement, including any unpaid interest, fees, or costs, will at the option of the Bank bear interest at a rate which is 6.0 percentage point(s) higher than the rate of interest otherwise provided under this Agreement.  This may result in compounding of interest.  This will not constitute a waiver of any default.

Ref #: 1001919277 : - Mechanical Technology, Incorporated

Standard Loan Agreement

6.           CONDITIONS

Before the Bank is required to extend any credit to the Borrower under this Agreement, it must receive any documents and other items it may reasonably require, in form and content acceptable to the Bank, including any items specifically listed below.

6.1         Authorizations.  If the Borrower or any guarantor is anything other than a natural person, evidence that the execution, delivery and performance by the Borrower and/or such guarantor of this Agreement and any instrument or agreement required under this Agreement have been duly authorized.

6.2         Governing Documents.  If required by the Bank, a copy of the Borrower's organizational documents.

6.3         Guaranties.  Guaranties signed by MTI INSTRUMENTS, INC. ("MTI INSTRUMENTS, INC.").

6.4         Security Agreements.  Signed original security agreements covering the personal property collateral which the

Bank requires.

6.5         Perfection and Evidence of Priority.  Evidence that the security interests and liens in favor of the Bank are valid, enforceable, properly perfected in a manner acceptable to the Bank and prior to all others' rights and interests, except those the Bank consents to in writing.  All title documents for motor vehicles which are part of the collateral must show the Bank's interest.

6.6         Good Standing.  Certificates of good standing for the Borrower from its state of formation and from any other state in which the Borrower is required to qualify to conduct its business.

6.7         Insurance.  Evidence of insurance coverage, as required in the "Covenants" section of this Agreement.

7.           REPRESENTATIONS AND WARRANTIES

When the Borrower signs this Agreement, and until the Bank is repaid in full, the Borrower makes the following representations and warranties.  Each request for an extension of credit constitutes a renewal of these representations and warranties as of the date of the request:

7.1         Formation.  If the Borrower is anything other than a natural person, it is duly formed and existing under the laws of the state or other jurisdiction where organized.

7.2         Authorization.  This Agreement, and any instrument or agreement required under this Agreement, are within the

Borrower's powers, have been duly authorized, and do not conflict with any of its organizational papers.

7.3         Enforceable Agreement.  This Agreement is a legal, valid and binding agreement of the Borrower, enforceable against  the Borrower in accordance with its terms, and any instrument or agreement required under this Agreement, when executed  and delivered, will be similarly legal, valid, binding and enforceable.

7.4         Good Standing.  In each state in which the Borrower does business, it is properly licensed, in good standing, and, where required, in compliance with fictitious name statutes.

7.5         No Conflicts.  This Agreement does not conflict with any law, agreement, or obligation by which the Borrower is bound.

7.6         Financial Information.  All financial and other information that has been or will be supplied to the Bank is sufficiently complete to give the Bank accurate knowledge of the Borrower's (and any guarantor's) financial condition, including all material contingent liabilities.  Since the date of the most recent financial statement provided to the Bank, there has been no material adverse change in the business condition (financial or otherwise), operations, properties or prospects of the Borrower (or any guarantor).  If the Borrower is comprised of the trustees of a trust, the above representations shall also pertain to the trustor(s) of the trust.

Ref #: 1001919277 : - Mechanical Technology, Incorporated

Standard Loan Agreement

7.7         Lawsuits.  There is no lawsuit, tax claim or other dispute pending or threatened against the Borrower which, if lost, would impair the Borrower's financial condition or ability to repay the loan, except as have been disclosed in writing to the Bank.

7.8         Collateral.  All collateral required in this Agreement is owned by the grantor of the security interest free of any title defects or any liens or interests of others, except those which have been approved by the Bank in writing.

7.9         Permits, Franchises.  The Borrower possesses all permits, memberships, franchises, contracts and licenses required and all trademark rights, trade name rights, patent rights, copyrights and fictitious name rights necessary to enable it to conduct the business in which it is now engaged.

7.10       Other Obligations.  The Borrower is not in default on any obligation for borrowed money, any purchase money obligation or any other material lease, commitment, contract, instrument or obligation, except as have been disclosed in writing to the Bank.

7.11       Tax Matters.  The Borrower has no knowledge of any pending assessments or adjustments of its income tax for any year and all taxes due have been paid, except as have been disclosed in writing to the Bank.

7.12       No Event of Default.  There is no event which is, or with notice or lapse of time or both would be, a default under this Agreement.

7.13       Insurance.  The Borrower has obtained, and maintained in effect, the insurance coverage required in the "Covenants" section of this Agreement.

7.14       ERISA Plans.

(a)

Each Plan (other than a multiemployer plan) is in compliance in all material respects with ERISA, the Code and other federal or state law, including all applicable minimum funding standards and there have been no prohibited transactions with respect to any Plan (other than a multiemployer plan), which has resulted or could reasonably be expected to result in a material adverse effect.

(b)	With respect to any Plan subject to Title IV of ERISA:

	(i)	No reportable event has occurred under Section 4043(c) of ERISA which requires notice.

	(ii)	No action by the Borrower or any ERISA Affiliate to terminate or withdraw from any Plan has been taken and no notice of intent to terminate a Plan has been filed under Section 4041 or 4042 of ERISA.

(c)	The following terms have the meanings indicated for purposes of this Agreement:

	(i)	"Code" means the Internal Revenue Code of 1986, as amended.

	(ii)	"ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

	(iii)	"ERISA Affiliate" means any trade or business (whether or not incorporated) under common control with the Borrower within the meaning of Section 414(b) or (c) of the Code.

	(iv)	"Plan" means a plan within the meaning of Section 3(2) of ERISA maintained or contributed to by the Borrower or any ERISA Affiliate, including any multiemployer plan within the meaning of Section 4001(a)(3) of ERISA.

8.           COVENANTS

The Borrower agrees, so long as credit is available under this Agreement and until the Bank is repaid in full:

8.1         Use of Proceeds.

(a)         To use the proceeds of Facility No.1 only for working capital.

Ref #: 1001919277 : - Mechanical Technology, Incorporated

Standard Loan Agreement

(c)	To use the proceeds of Facility No.2 only to support a stock repurchase plan.

(d)	To use the proceeds of Facility No. 3 only to purchase new equipment.

8.2       Financial Information.  To provide the following financial information and statements in form and content acceptable to the Bank, and such additional information as requested by the Bank from time to time.  The Bank reserves the right, upon written  notice to the Borrower, to require the Borrower to deliver financial information and statements to the Bank more frequently than  otherwise provided below, and to use such additional information and statements to measure any applicable financial covenants  in this Agreement.

(a)

Within 120 days of the fiscal year end, the annual financial statements of the Borrower.  These financial statements must be reviewed by a Certified Public Accountant acceptable to the Bank.  The statements shall be prepared on a consolidated basis.

(b)

Within 120 days of the end of each fiscal year, a compliance certificate of the Borrower signed by an authorized financial  officer, and setting forth whether there existed as of the date of such financial statements and whether there exists as of the date of the certificate, any default under this Agreement applicable to the party submitting the information and, if any such default exists, specifying the nature thereof and the action the party is taking and proposes  to take with respect thereto.

(c)	A detailed receivables aging of the Borrower by invoice or a summary aging by account debtor, as specified by the Bank, within 120 days after the end of each fiscal year.

(d)	A detailed accounts payable aging of the Borrower by invoice or a summary aging by account creditor, as specified by the Bank, within 120 days after the end of each fiscal year.

8.3 Debt Service Coverage Ratio. To maintain on a consolidated basis a Debt Service Coverage Ratio of at least 1.25:1.0.

"Debt Service Coverage Ratio" means the ratio of Cash Flow to the sum of the current portion of long-term debt and the current portion of capitalized lease obligations, plus interest expense on all obligations.

"Cash Flow" is defined as (a) net income, after income tax,  (b) less income or plus loss from discontinued operations and extraordinary items, (c) plus depreciation, depletion, and amortization, (d) plus interest expense on all obligations, and (e) minus  dividends, withdrawals, and other distributions.  This ratio will be calculated at the end of each reporting period for which the Bank requires financial statements, using the results of the twelve-month period ending with that reporting period.  The current portion of long-term liabilities will be measured as of the date twelve (12) months prior to the current financial statement.

8.4   Bank as Principal Depository.  To maintain the Bank or one of its affiliates as its principal depository bank, including for the maintenance of business, cash management, operating and administrative deposit accounts.

8.5   Other Debts.  Not to have outstanding or incur any direct or contingent liabilities or lease obligations (other than those to the Bank or to any affiliate of the Bank), or become liable for the liabilities of others, without the Bank's written consent.  This does not prohibit:

(a)	Acquiring goods, supplies, or merchandise on normal trade credit.

(b)	Liabilities, lines of credit and leases in existence on the date of this Agreement disclosed in writing to the Bank.

(c)	Additional debts and lease obligations for the acquisition of fixed assets, to the extent permitted elsewhere in this Agreement.

8.6 Other Liens. Not to create, assume, or allow any security interest or lien (including judicial liens) on property the Borrower now or later owns, except:

(a)	Liens and security interests in favor of the Bank or any affiliate of the Bank.

Ref #: 1001919277 : - Mechanical Technology, Incorporated

Standard Loan Agreement

(b)	Liens outstanding on the date of this Agreement disclosed in writing to the Bank.

(c)	Additional purchase money security interests in assets acquired after the date of this Agreement.

8.7 Maintenance of Assets.

(a)	Not to sell, assign, lease, transfer or otherwise dispose of any part of the Borrower's business or the Borrower's assets except inventory sold in the ordinary course of the Borrower's business.

(b)	Not to sell, assign, lease, transfer or otherwise dispose of any assets for less than fair market value, or enter into any agreement to do so.

(c)	Not to enter into any sale and leaseback agreement covering any of its fixed assets.

(d)	To maintain and preserve all rights, privileges, and franchises the Borrower now has.

(e)	To make any repairs, renewals, or replacements to keep the Borrower's properties in good working condition.

8.8       Investments.  Not to have any existing, or make any new, investments in any individual or entity, or make any capital contributions or other transfers of assets to any individual or entity, except for:

(a)	Existing investments disclosed to the Bank in writing.

(b)	Investments in any of the following:

(i) certificates of deposit;

(ii) U.S. treasury bills and other obligations of the federal government;

(iii) readily marketable securities (including commercial paper, but excluding restricted stock and stock subject to the provisions of Rule 144 of the Securities and Exchange Commission).

8.9 Loans. Not to make any loans, advances or other extensions of credit to any individual or entity, except for:

(a)	Existing extensions of credit disclosed to the Bank in writing.

(b)	Extensions of credit to the Borrower's current subsidiaries.

(c)	Extensions of credit in the nature of accounts receivable or notes receivable arising from the sale or lease of goods or services in the ordinary course of business to non-affiliated entities.

8.10 Change of Management. Not to make any substantial change in the present executive or management personnel of the Borrower.

8.11     Change of Ownership.  Not to cause, permit, or suffer any change in capital ownership such that there is a change of more than twenty-five percent (25%) in the direct or indirect capital ownership of the Borrower.

8.12 Additional Negative Covenants. Not to, without the Bank's written consent:

(a)	Enter into any consolidation, merger, or other combination, or become a partner in a partnership, a member of a joint venture, or a member of a limited liability company.

(b)	Acquire or purchase a business or its assets.

(c)	Engage in any business activities substantially different from the Borrower's present business.

(d)	Liquidate or dissolve the Borrower's business.

Ref #: 1001919277 : - Mechanical Technology, Incorporated

Standard Loan Agreement

(e)	Voluntarily suspend the Borrower's business.

8.13 Notices to Bank. To promptly notify the Bank in writing of:

(a)	Any substantial dispute between any governmental authority and the Borrower or any Obligor.

(b)	Any event of default under this Agreement, or any event which, with notice or lapse of time or both, would constitute an event of default.

(c)

Any change in the Borrower's or any Obligor's name, legal structure, principal residence, or name on any driver's license or special identification card issued by any state (for an individual), state of registration (for a registered entity),  place of business, or chief executive office if the Borrower or any Obligor has more than one place of business.

For purposes of this Agreement, "Obligor" shall mean any guarantor, or any party pledging collateral to the Bank, or, if the Borrower is comprised of the trustees of a trust, any trustor.

8.14 Insurance.

(a)	General Business Insurance. To maintain insurance as is usual for the business it is in.

(b)

Insurance Covering Collateral.  To maintain all risk property damage insurance policies (including without limitation windstorm coverage, and hurricane coverage as applicable) covering the tangible property comprising the collateral.   Each insurance policy must be for the full replacement cost of the collateral and include a replacement cost endorsement.  The insurance must be issued by an insurance company acceptable to the Bank and must include a lender's loss payable endorsement in favor of the Bank in a form acceptable to the Bank.

(c)	Evidence of Insurance. Upon the request of the Bank, to deliver to the Bank a copy of each insurance policy, or, if permitted by the Bank, a certificate of insurance listing all insurance in force.

8.15       Compliance with Laws.  To comply with the laws (including any fictitious or trade name statute), regulations, and orders of any government body with authority over the Borrower's business.  The Bank shall have no obligation to make any advance to the Borrower except in compliance with all applicable laws and regulations and the Borrower shall fully cooperate with the Bank in complying with all such applicable laws and regulations.

8.16       Books and Records.  To maintain adequate books and records.

8.17       Audits.  To allow the Bank and its agents to inspect the Borrower's properties and examine, audit, and make copies of books and records at any reasonable time.  If any of the Borrower's properties, books or records are in the possession of a third party, the Borrower authorizes that third party to permit the Bank or its agents to have access to perform inspections or audits and to respond to the Bank's requests for information concerning such properties, books and records.

8.18       Perfection of Liens.  To help the Bank perfect and protect its security interests and liens, and reimburse it for related costs it incurs to protect its security interests and liens.

8.19       Cooperation.  To take any action reasonably requested by the Bank to carry out the intent of this Agreement.

9.           HAZARDOUS SUBSTANCES

9.1         Indemnity Regarding Hazardous Substances.  The Borrower will indemnify and hold harmless the Bank from any loss or liability the Bank incurs in connection with or as a result of this Agreement, which directly or indirectly arises out of the use, generation, manufacture, production, storage, release, threatened release, discharge, disposal or presence of a hazardous  substance.  This indemnity will apply whether the hazardous substance is on, under or about the Borrower's property or operations or property leased to the Borrower.  The indemnity includes but is not limited to attorneys' fees (including the reasonable estimate of the allocated cost of in-house counsel and staff).  The indemnity extends to the Bank, its parent, subsidiaries and all of their directors, officers, employees, agents, successors, attorneys and assigns.

Ref #: 1001919277 : - Mechanical Technology, Incorporated

Standard Loan Agreement

9.2         Compliance Regarding Hazardous Substances.  The Borrower represents and warrants that the Borrower has complied with all current and future laws, regulations and ordinances or other requirements of any governmental authority relating to or imposing liability or standards of conduct concerning protection of health or the environment or hazardous substances.

9.3         Notices Regarding Hazardous Substances.  Until full repayment of the loan, the Borrower will promptly notify the Bank in writing of any threatened or pending investigation of the Borrower or its operations by any governmental agency under any current or future law, regulation or ordinance pertaining to any hazardous substance.

9.4         Site Visits, Observations and Testing.  The Bank and its agents and representatives will have the right at any reasonable time, after giving reasonable notice to the Borrower, to enter and visit any locations where the collateral securing this Agreement (the "Collateral") is located for the purposes of observing the Collateral, taking and removing environmental samples, and conducting tests.  The Borrower shall reimburse the Bank on demand for the costs of any such environmental investigation and testing.  The Bank will make reasonable efforts during any site visit, observation or testing conducted pursuant to this paragraph to avoid interfering with the Borrower's use of the Collateral.  The Bank is under no duty to observe the Collateral or to conduct tests, and any such acts by the Bank will be solely for the purposes of protecting the Bank's security and preserving the Bank's rights under this Agreement.  No site visit, observation or testing or any report or findings made as a result thereof ("Environmental Report") (i) will result in a waiver of any default of the Borrower; (ii) impose any liability on the Bank; or (iii) be a representation or warranty of any kind regarding the Collateral (including its condition or value or compliance with any laws) or the Environmental Report (including its accuracy or completeness).  In the event the Bank has a duty or obligation under applicable laws, regulations or other requirements to disclose an Environmental Report to the Borrower or any other party, the Borrower authorizes the Bank to make such a disclosure.  The Bank may also disclose an Environmental Report to any regulatory authority, and to any other parties as necessary or appropriate in the Bank's judgment.   The Borrower understands and agrees that any Environmental Report or other information regarding a site visit, observation or testing that is disclosed to the Borrower by the Bank or its agents and representatives is to be evaluated (including any reporting or other disclosure obligations of the Borrower) by the Borrower without advice or assistance from the Bank.

9.5         Definition of Hazardous Substances.  "Hazardous substances" means any substance, material or waste that is or becomes designated or regulated as "toxic," "hazardous," "pollutant," or "contaminant" or a similar designation or regulation under any current or future federal, state or local law (whether under common law, statute, regulation or otherwise) or judicial  or administrative interpretation of such, including without limitation petroleum or natural gas.

9.6         Continuing Obligation.  The Borrower's obligations to the Bank under this Article, except the obligation to give notices to the Bank, shall survive termination of this Agreement and repayment of the Borrower's obligations to the Bank under this Agreement.

1O.         DEFAULT AND REMEDIES

If any of the following events of default occurs, the Bank may do one or more of the following: declare the Borrower in default, stop making any additional credit available to the Borrower, and require the Borrower to repay its entire debt immediately and without prior notice.  If an event which, with notice or the passage of time, will constitute an event of default has occurred and is continuing, the Bank has no obligation to make advances or extend additional credit under this Agreement.  In addition, if any event of default occurs, the Bank shall have all rights, powers and remedies available under any instruments and agreements  required by or executed in connection with this Agreement, as well as all rights and remedies available at law or in equity.  If an event of default occurs under the paragraph entitled "Bankruptcy/Receivers," below, with respect to the Borrower, then the entire debt outstanding under this Agreement will automatically be due immediately.

10.1       Failure to Pay.  The Borrower fails to make a payment under this Agreement when due.

10.2       Covenants.  Any default in the performance of or compliance with any obligation, agreement or other provision contained in this Agreement (other than those specifically described as an event of default in this Article).

10.3       Other Bank Agreements.  Any default occurs under any guaranty, subordination agreement, security agreement, deed of trust, mortgage, or other document required by or delivered in connection with this Agreement or any such document is no longer in effect, or any guarantor purports to revoke or disavow the guaranty; or any representation or warranty made by any guarantor is false when made or deemed to be made; or any default occurs under any other agreement the Borrower (or any Obligor) or any of the Borrower's related entities or affiliates has with the Bank or any affiliate of the Bank.

Ref #: 1001919277 : - Mechanical Technology, Incorporated

Standard Loan Agreement

10.4       Cross-default.  Any default occurs under any agreement in connection with any credit the Borrower (or any Obligor) or any of the Borrower's related entities or affiliates has obtained from anyone else or which the Borrower (or any Obligor) or any of the Borrower's related entities or affiliates has guaranteed.

10.5       False Information.  The Borrower or any Obligor has given the Bank false or misleading information or representations.

10.6       Bankruptcy/Receivers.  The Borrower, any Obligor, or any general partner of the Borrower or of any Obligor files a bankruptcy petition, a bankruptcy petition is filed against any of the foregoing parties and such petition is not dismissed within a period of forty-five (45) days after the filing, or the Borrower, any Obligor, or any general partner of the Borrower or of any Obligor  makes a general assignment for the benefit of creditors; or a receiver or similar official is appointed for a substantial portion of borrower's or any Obligor's business; or the business is terminated, or such Obligor is liquidated or dissolved.

10.7       Lien Priority.  The Bank fails to have an enforceable first lien (except for any prior liens to which the Bank has consented in writing) on or security interest in any property given as security for this Agreement (or any guaranty).

10.8       Judgments.  Any notice of judgment lien is filed against the Borrower or any Obligor; or a notice of levy and/or of a writ of attachment or execution, or other like process, is served against the assets of the Borrower or any Obligor in an aggregate amount of Two Hundred Fifty Thousand and 00/100 Dollars ($250,000.00) or more.

10.9       Material Adverse Change.  A material adverse change occurs, or is reasonably likely to occur, in the Borrower's (or any Obligor's) business condition (financial or otherwise), operations or properties, or ability to repay the credit; or the Bank determines that it is insecure for any other reason.

10.10     Government Action.  Any government authority takes action that the Bank believes materially adversely affects the Borrower's or any Obligor's financial condition or ability to repay.

10.11     ERISA Plans.  A reportable event occurs under Section 4043(c) of ERISA, or any Plan termination (or commencement of proceedings to terminate a Plan) or the full or partial withdrawal from a Plan under Section 4041 or 4042 of ERISA occurs; provided such event or events could reasonably be expected, in the judgment of the Bank, to have a material adverse effect.

11.         ENFORCING THIS AGREEMENT; MISCELLANEOUS

11.1       GAAP.  Except as otherwise stated in this Agreement, all financial information provided to the Bank and all financial covenants will be made under generally accepted accounting principles, consistently applied.

11.2       Governing Law.  Except to the extent that any law of the United States may apply, this Agreement shall be governed and interpreted according to the laws of New York (the "Governing Law State"), without regard to any choice of law, rules or principles to the contrary.  Nothing in this paragraph shall be construed to limit or otherwise affect any rights or remedies of the Bank under federal law.

11.3       Venue and Jurisdiction.  The Borrower agrees that any action or suit against the Bank arising out of or relating to this Agreement shall be filed in federal court or state court located in the Governing Law State.  The Borrower agrees that the Bank shall not be deemed to have waived its rights to enforce this section by filing an action or suit against the Borrower in a venue outside of the Governing Law State.  If the Bank does commence an action or suit arising out of or relating to this Agreement, the Borrower agrees that the case may be filed in federal court or state court in the Governing Law State.  The Bank reserves the right to commence an action or suit in any other jurisdiction where the Borrower, any Guarantor, or any collateral has any presence or is located.  The Borrower consents to personal jurisdiction and venue in such forum selected by the Bank and waives any right to contest jurisdiction and venue and the convenience of any such forum.  The provisions of this section are material inducements to the Bank's acceptance of this Agreement.

Ref #: 1001919277 : - Mechanical Technology, Incorporated

Standard Loan Agreement

11.4      Successors and Assigns.  This Agreement is binding on the Borrower's and the Bank's successors and assignees.   The Borrower agrees that it may not assign this Agreement without the Bank's prior consent.  The Bank may sell participations in or assign this loan, and may exchange information about the Borrower (including, without limitation, any information regarding any hazardous substances) with actual or potential participants or assignees.  If a participation is sold or the loan is assigned, the purchaser will have the right of set-off against the Borrower.

11.5      Waiver of Jury Trial.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER DOCUMENT EXECUTED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (a) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (b) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER DOCUMENTS CONTEMPLATED HEREBY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION AND (c) CERTIFIES THAT THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY MADE.

11.6      Waiver of Class Actions.  The terms "Claim" or "Claims" refer to any disputes, controversies, claims, counterclaims, allegations of liability, theories of damage, or defenses between Bank of America, NA, its subsidiaries and affiliates, on the one hand, and the other parties to this Agreement, on the other hand (all of the foregoing each being referred to as a "Party" and collectively as the "Parties").  Whether in state court, federal court, or any other venue, jurisdiction, or before any tribunal, the Parties agree that all aspects of litigation and trial of any Claim will take place without resort to any form of class or representative action.  Thus the Parties may only bring Claims against each other in an individual capacity and waive any right they may have to do so as a class representative or a class member in a class or representative action.  THIS CLASS ACTION WAIVER PRECLUDES ANY PARTY FROM PARTICIPATING IN OR BEING REPRESENTED IN ANY CLASS OR REPRESENTATIVE ACTION REGARDING A CLAIM.

11.7      Severability; Waivers.  If any part of this Agreement is not enforceable, the rest of the Agreement may be enforced.   The Bank retains all rights, even if it makes a loan after default.  If the Bank waives a default, it may enforce a later default.  Any consent or waiver under this Agreement must be in writing.

11.8      Expenses.

(a)

The Borrower shall pay to the Bank immediately upon demand the full amount of all payments, advances, charges, costs and expenses, including reasonable attorneys' fees, expended or incurred by the Bank in connection with (i) the negotiation and preparation of this Agreement and any related agreements, the Bank's continued administration  of this Agreement and such related agreements, and the preparation of any amendments and waivers related to this Agreement or such related agreements, (ll) filing, recording and search fees, appraisal fees, field examination fees, title report fees, and documentation fees with respect to any collateral and books and records of the Borrower or any Obligor, (iii) the Bank's costs or losses arising from any changes in law which are allocated to this Agreement or any credit outstanding under this Agreement, and (iv) costs or expenses required to be paid by the Borrower or any Obligor that are paid, incurred or advanced by the Bank.

(b)

 The Borrower will indemnify and hold the Bank harmless from any loss, liability, damages, judgments, and costs of any kind relating to or arising directly or indirectly out of (i) this Agreement or any document required hereunder, (ii) any credit extended or committed by the Bank to the Borrower hereunder, and (iii) any litigation or proceeding related to or arising out of this Agreement, any such document, or any such credit, including, without limitation, any act resulting from the Bank complying with instructions the Bank reasonably believes are made by any Authorized Individual.  This paragraph will survive this Agreement's termination, and will benefit the Bank and its officers, employees, and agents.

(c)

The Borrower shall reimburse the Bank for any reasonable costs and attorneys' fees incurred by the Bank in connection with (i) the enforcement or preservation of the Bank's rights and remedies and/or the collection of any obligations of the Borrower which become due to the Bank and in connection with any "workout" or restructuring, and (ii) the prosecution or defense of any action in any way related to this Agreement, the credit provided hereunder or any related agreements, including without limitation, any action for declaratory relief, whether incurred at the trial or appellate level, in an arbitration proceeding or otherwise, and including any of the foregoing incurred in connection with any bankruptcy proceeding (including without limitation, any adversary proceeding, contested matter or motion brought by the Bank or any other person) relating to the Borrower or any other person or entity.

Ref #: 1001919277 : - Mechanical Technology, Incorporated

Standard Loan Agreement

11.9      Set-Off.  Upon and after the occurrence of an event of default under this Agreement, (a) the Borrower hereby authorizes the Bank, at any time and from time to time, without notice, which is hereby expressly waived by the Borrower, and whether or not the Bank shall have declared any credit subject hereto to be due and payable in accordance with the terms hereof, to set off against, and to appropriate and apply to the payment of, the Borrower's Obligations (whether matured or unmatured, fixed or contingent, liquidated or unliquidated), any and all amounts owing by the Bank to the Borrower (whether payable in U.S. dollars or any other currency, whether matured or unmatured, and in the case of deposits, whether general or special (except trust and escrow accounts), time or demand and however evidenced), and (b) pending any such action, to the extent necessary, to hold such amounts as collateral to secure such Obligations and to return as unpaid for insufficient funds any and all checks and other items drawn against any deposits so held as the Bank, in its sole discretion, may elect.  The Borrower hereby grants to the Bank a security interest in all deposits and accounts maintained with the Bank to secure the payment of all Obligations of the Borrower to the Bank under this Agreement and all agreements, instruments and documents related to this Agreement.  "Obligations" means all obligations, now or hereafter existing, of the Borrower to the Bank under this Agreement and under any other agreement or instrument executed in connection with this Agreement.

11.10     One Agreement.  This Agreement and any related security or other agreements required by this Agreement constitute the entire agreement between the Borrower and the Bank with respect to each credit subject hereto and supersede all prior negotiations, communications, discussions and correspondence concerning the subject matter hereof.  In the event of any conflict between this Agreement and any other agreements required by this Agreement, this Agreement will prevail.

11.11     Notices.  Unless otherwise provided in this Agreement or in another agreement between the Bank and the Borrower, all notices required under this Agreement shall be personally delivered or sent by first class mail, postage prepaid, or by overnight courier, to the addresses on the signature page of this Agreement, or sent by facsimile to the fax numbers listed on the signature page, or to such other addresses as the Bank and the Borrower may specify from time to time in writing.  Notices and other communications  shall be effective (i) if mailed, upon the earlier of receipt or five (5) days after deposit in the U.S. mail, first class, postage prepaid, (ii) if telecopied, when transmitted, or (iii) if hand-delivered, by courier or otherwise (including telegram, lettergram or mailgram), when delivered.

11.12     Headings.  Article and paragraph headings are for reference only and shall not affect the interpretation or meaning of any provisions of this Agreement.

11.13     Counterparts.  This Agreement may be executed in any number of counterparts, each of which, when so executed, shall be deemed to be an original, and all of which when taken together shall constitute one and the same Agreement.  Delivery of an executed counterpart of this Agreement (or of any agreement or document required by this Agreement and any amendment to this Agreement) by telecopy or other electronic imaging means shall be as effective as delivery of a manually executed counterpart of this Agreement; provided, however, that the telecopy or other electronic image shall be promptly followed by an original if required by the Bank.

11.14     Borrower Information; Reporting to Credit Bureaus.  The Borrower authorizes the Bank at any time to verify or check any information given by the Borrower to the Bank, check the Borrower's credit references, verify employment, and obtain credit reports.  The Borrower agrees that the Bank shall have the right at all times to disclose and report to credit reporting agencies and credit rating agencies such information pertaining to the Borrower and/or all guarantors as is consistent with the Bank's policies and practices from time to time in effect.

11.15     Customary Advertising Material.  The Borrower and each Obligor consent to the publication by the Bank of customary advertising material relating to the transactions contemplated hereby using the name, product photographs, logo or trademark of the Borrower or such Obligor.

11.16     Amendment and Restatement of Prior Agreement.  This Agreement is an amendment and restatement, in its entirety, of the Loan Agreement entered into as of May 5, 2014, between the Bank and the Borrower, and any indebtedness outstanding thereunder shall be deemed to be outstanding under this Agreement.  Nothing in this Agreement shall be deemed to be a repayment or novation of the indebtedness, or to release or otherwise adversely affect any lien, mortgage or security interest securing such indebtedness or any rights of the Bank against any guarantor, surety or other party primarily or secondarily liable for such indebtedness.

Ref #: 1001919277 : - Mechanical Technology, Incorporated

Standard Loan Agreement

11.17    Amendments.  This Agreement may be amended or modified only in writing signed by each party hereto.

11.18     Limitation of Interest and Other Charges.  If, at any time, the rate of interest, together with all amounts which constitute  interest and which are reserved, charged or taken by the Bank as compensation for fees, services or expenses incidental to the making, negotiating or collection of the loan evidenced hereby, shall be deemed by any competent court of law, governmental  agency or tribunal to exceed the maximum rate of interest permitted to be charged by the Bank to the Borrower under applicable law, then, during such time as such rate of interest would be deemed excessive, that portion of each sum paid attributable to that portion of such interest rate that exceeds the maximum rate of interest so permitted shall be deemed a voluntary prepayment of principal.  As used herein, the term "applicable law" shall mean the law in effect as of the date hereof;  provided, however, that in the event there is a change in the law which results in a higher permissible rate of interest, then this Agreement shall be governed by such new law as of its effective date.

Ref #: 1001919277 : - Mechanical Technology, Incorporated

Standard Loan Agreement

The Borrower executed this Agreement as of the date stated at the top of the first page, intending to create an instrument executed under seal.

Bank:

   Bank of America, N.A.

By:  /s/ Scott L. Card, Senior Vice President                                      .

Borrower:

MECHANICAL TECHNOLOGY, INCORPORATED

   By:  /s/ Rick Jones, Chief Financial Officer

Address where notices to MECHANICAL TECHNOLOGY,	Address where notices to the Bank are to be sent:
INCORPORATED are to be sent:

325 Washington Avenue Ext	Doc Retention - GCF
Albany, NY 12205	CT2-515-BB-03
70 Batterson Park Road
Farmington, CT 06032

Telephone: 518.218.2550	Facsimile: (866) 255-9922

Federal law requires Bank of America, N.A. (the "Bank") to provide the following notice.  The notice is not part of the foregoing    agreement or instrument and may not be altered.  Please read the notice carefully.

(1)          USA PATRIOT ACT NOTICE

Federal law requires all financial institutions to obtain, verify and record information that identifies each person who opens an account or obtains a loan.  The Bank will ask for the Borrower's legal name, address, tax ID number or social security number and other identifying information.  The Bank may also ask for additional information or documentation or take other actions  reasonably necessary to verify the identity of the Borrower, guarantors or other related persons.

Ref #: 1001919277 : - Mechanical Technology, Incorporated

Standard Loan Agreement

SCHEDULE A

FEES

(a)

Waiver Fee.  If the Bank, at its discretion, agrees to waive or amend any terms of this Agreement, the Borrower will, at the Bank's option, pay the Bank a fee for each waiver or amendment in an amount advised by the Bank at the time the Borrower requests the waiver or amendment.  Nothing in this paragraph shall imply that the Bank is obligated to agree to any waiver or amendment requested by the Borrower.  The Bank may impose additional requirements as a condition to any waiver or amendment.

(b)

Late Fee.  To the extent permitted by law, the Borrower agrees to pay a late fee in an amount not to exceed four percent (4%) of any payment that is more than fifteen (15) days late; provided that such late fee shall be reduced to two percent (2%) of any required principal and interest payment that is not paid within fifteen (15) days of the date it is due if the loan is secured by a mortgage on an owner-occupied residence.  The imposition and payment of a late fee shall not constitute a waiver of the Bank's rights with respect to the default.

Ref #: 1001919277 : - Mechanical Technology, Incorporated

Standard Loan Agreement